Exhibit 99.1

Odyssey Semiconductor Technologies Reports Fourth Quarter and Full Year 2023 Financial Results

February 26, 2024 5:10 PM EST

●	Company continues to develop and look for financing and strategic opportunities

ITHACA, NY / ACCESSWIRE / February 26, 2024 / Odyssey Semiconductor Technologies, Inc. (OTCQB:ODII), a semiconductor device company developing innovative high-voltage power switching components based on proprietary Gallium Nitride ("GaN") processing technology, today reported its fourth quarter and full year 2023 results.

CEO Commentary
"We have continued to work on scaling our Vertical GaN technology and developing the manufacturing process to build a larger device that can handle higher current (power is equal to current times voltage). This larger device will enable us to more widely sample to customers. With industry-leading innovation, Odyssey's approach to vertical GaN will offer even greater commercial advantages over silicon, silicon carbide or lateral GaN," said Rick Brown, Chief Executive Officer.

"We are also making progress with foundry services projects. With initial work being completed and providing revenue in Q4 we have booked and are working on additional business for Q1 and Q2. This has also led to some rebalancing of resource deployment between internal product development and externally focused foundry service projects. We are also continuing to review strategic opportunities to address longer term financing needs," continued Brown.

We are continuing to take product sample requests. Customers can request information and samples of the 650 and 1200 volt vertical GaN power devices at info@odysseysemi.com.

Significant Recent Advancements and Milestones

Odyssey Uniquely Positioned in High Growth Megatrend Movement to High Voltage in 2027 in Odyssey's Addressable Market
Odyssey's approach to vertical GaN will offer even greater commercial advantages over silicon than silicon carbide or lateral GaN. Vertical GaN offers a 10x advantage over silicon carbide (SiC) at performance and cost levels unattainable by the competing technologies.

The market the Company is pursuing is large and fast-growing. The 650-volt segment is the larger market today, expected to continue to grow. The 1200-volt product market segment is expected to grow faster and will become the larger market in the second half of this decade. Together, the 650 and 1200-volt power device market is expected to exceed $5 billion in 2027, a 40% combined CAGR according to Yole Group, a French market research firm.

Other Corporate Actions:
The Chairman of the Board, Mr. Edmunds, has continued to finance the company's operations through monthly promissory notes - one in January and one in February - each for $ 190,000. Mr. Edmunds will likely not continue to fund the Company's operations in the future and the Company is reviewing options to continue development of its technology. The Board has recently engaged in various strategic discussions with third parties and it has become apparent that the "know how developed by the two founders" is one of the company's most valuable assets. The Board discussed incentives that might be provided to ensure the two founders stay with the company and entertain the possibility of potentially working for one of the interested parties in the future as part of a strategic transaction. With sensitivity to both the amount of debt outstanding and to avoid dilution, Mr. Edmunds offered and the Board has approved, to have approximately 14.5% of his outstanding debt previously issued to fund operations or approximately $632,800 in principal value cancelled and reissued under the same terms and maturity to be split evenly in favor of each of the two founders. This will give them both a debt and equity interest in the outcome of any strategic deal similar to Mr. Edmunds. In addition, Mr. Edmunds has elected to convert one of his $ 180,000 promissory notes to stock at $0.10 per share resulting in an additional 1.8M Common shares being issued. This will increase his shareholdings to approximately 13.4%.

Conference Call and Webcast: Q4 and Full Year 2023 Results
The Company will not be holding a conference call - investors may contact Rick Brown, the CEO and co-founder, if they have questions.

About Odyssey Semiconductor Technologies, Inc.
Odyssey Semiconductor Technologies, Inc., has developed a proprietary technology that is designed to allow for GaN to replace SiC as the emerging high-voltage power-switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

For more information, visit the Company's website at www.odysseysemi.com and LinkedIn.

Forward-Looking Statements
Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "forecast", "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management's current expectations and assumptions and are subject to risks and uncertainties described more fully in the company's filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Contact
Rick Brown, CEO
rbrown@odysseysemi.com
607-351-9768

Consolidated Financial Results
All financials referenced in this release are unaudited and intended to conform with U.S. Generally Accepted Accounting Principles ("GAAP") and comparisons in this release are to the same period in the prior year unless otherwise noted.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2023(unaudited)	2022
Assets

Current Assets:
Cash	$47,388	$2,428,289
Accounts receivable	25,000	50,750
Prepaid expenses and other current assets	81,334	68,204
Total Current Assets	153,722	2,547,243

Restricted cash	103,273	103,240
Property and equipment, net	807,133	989,246
Operating ROU Asset	362,366	532,953

Total Assets	$1,426,494	$4,172,682

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$581,607	$382,905
Loan payable - short term	72,142	72,424
Lease Liability - short term	196,316	172,496

Total Current Liabilities	507,312	507,312

Long-term lease liability	232,714	361,457
Convertible Bridge Loan	5,066,000	4,442,000
Accrued Interest Bridge Loan	419,126	51,983
Loans payable - long term	184,419	264,729
Total liabilities	6,757,324	5,746,994
Commitments and contingencies	-	-

Stockholders' Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 shares issued and outstanding as of December 31, 2023 and December 31, 2022	1,272	1,272
Additional paid-in capital	11,492,244	10,800,268
Accumulated deficit	(16,824,346)	(11,533,852)

Total Stockholders' Equity	(5,330,830)	(732,312)

Total Liabilities and Stockholders' Equity	$1,426,494	$4,172,682

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended December 31,		For The Twelve months ended December 31,
	2023	2022	2023	2022

Revenues	$90,000	$208,780	$291,900	$321,049

Cost of Revenues	81,963	129,111	204,826	228,449

Gross Profit (Loss)	8,037	79,669	87,074	92,550

Operating Expenses:
Research and development	453,482	535,123	1,989,664	2,085,815
Write off of fixed asset deposit	-	153,126		153,126
Selling, general, and administrative	266,376	653,308	1,995,792	2,964,610

Total Operating Expenses	719,858	1,341,557	3,985,456	4,933,551

Loss From Operations	(711,821)	(1,261,888)	(3,898,382)	(4,841,001)

Other Income (Expense):
Forgiveness of PPP loan and other income	7	3,520	40,293	26,798
Interest expense	(101,155)	(33,107)	(380,492)	(61,496)
Change in Fair Value of Contingent Liability		(842,000)	(234,000)	(842,000)
Net Loss	$(812,969)	$(2,133,475)	$(4,472,581)	$(5,693,612)

Net (Loss) Income Per Share:
Diluted	$(0.06)	$(0.17)	$(0.35)	$(0.45)

Weighted Average Number of Common Shares Outstanding:
Diluted	12,726,911	12,419,399	12,726,911	12,726,911

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Twelve Months Ended
	December 31,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(4,875,699)	$(5,693,612)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock-based compensation	926,923	902,836
Fair value adjustment of notes	234,000	842,000
Fixed asset deposit - Reserve		153,126
Accrued Interest	367,143	-
Depreciation and amortization	191,902	132,211
Changes in operating assets and liabilities:
Contract assets	-
Accounts receivable	25,750	(44,580)
Prepaid expenses and other current assets	(13,130)	3,930
Deferred expenses	-	7,870
Accounts payable and accrued expenses	341,245	286,941
Deferred revenue		(10,000)

Total Adjustments	1,787,094	2,274,334

Net Cash Used In Operating Activities	(2,685,487)	(3,419,278)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	(9,789)	(268,167)

Net Cash Used In Investing Activities	(9,789)	(268,167)

Cash Flows From Financing Activities:
Proceeds from Convertible Bridge Loan	390,000	3,600,000
Repayment of government loans	(75,592)	(82,440)

Net Cash Provided By (Used In) Financing Activities	314,408	3,517,560

Net Increase (Decrease) In Cash and Restricted Cash	(2,380,868)	(169,885)

Cash and Restricted Cash - Beginning Of Period	2,531,529	2,701,414

Cash and Restricted Cash - End Of Period	$150,661	$2,531,529

Cash and Restricted Cash Consisted of the Following:
Cash	$47,388	$2,428,289
Restricted cash	103,240	103,201
	$150,661	$2,531,529

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$0	$13,222
Income taxes	$-	$-

See notes to these condensed consolidated financial statements.